UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2013

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-408662
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, the Board of Directors of Brekford Corp (the “Company”) reorganized the Company’s management team by appointing Rodney Hillman to serve as the Company’s President and Chief Operating Officer.  Prior to this appointment, Scott Rutherford served as the Company’s President.  Effective December 2, 2013, Mr. Rutherford will now serve as the Company’s Chief Strategic Officer. The reorganization is intended to allow Mr. Rutherford to focus most of his time and energy on developing and growing the Company’s services.  A copy of the Company’s press release announcing the reorganization is filed herewith as Exhibit 99.1.

Mr. Hillman, age 47, joined the Company in May 2012 and served as its Strategy & Finance Analyst since October 2012 and as its Director of Operations from May 2012 to September 2012.  Prior to joining the Company, Mr. Hillman served in various executive level capacities during his 25 year career.  Most recently, he spent 10 years as Chief Operating Officer, Chief Financial Officer, and Director of Game Trading Technologies, Inc. (“GMTD”), a publicly-traded company in the consumer electronics industry that he co-founded.  Prior to his tenure at GMTD, Mr. Hillman was Vice President of Product Development at InterAct Accessories, Inc. and held various management positions at both Baltimore Gas & Electric and Constellation Energy Group.  Mr. Hillman has an M.S. degree in Finance from Loyola College in Baltimore, Maryland, an M.B.A. degree from the University of Baltimore, and a B.S. degree in Electrical and Computer Engineering from The Johns Hopkins University.

Mr. Hillman is not a party to an employment agreement with the Company.  He is entitled to a base salary of $90,000 per year, to participate in the Company’s 2008 Stock Incentive Plan, to the extent awards are granted to him by the Board’s Compensation Committee, and to participate in the Company’s various employee benefit plans and arrangements that are available to its other employees, to the extent the terms of those plans and arrangements make him eligible for such participation.  During 2012 and thus far in 2013, neither Mr. Hillman nor any of his affiliates has been a party to any transaction with the Company or its affiliates that is subject to disclosure pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K, and no such transaction is contemplated for the remainder of 2013 or in 2014.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: December 6, 2013	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 6, 2013 (filed herewith).